Exhibit 20.2

PARTNERS FIRST CREDIT CARD MASTER TRUST

MONTHLY TRUST ACTIVITY

A. Trust Level Activity
Number of Days in Monthly Period	31
Beginning Principal Receivables Balance	1,267,006,186.55
Beginning Special Funding Account Balance	0.00
Beginning Principal Receivables + SFA Balance	1,267,006,186.55
Beginning Finance Charge Receivables	34,826,668.81
Beginning Total Receivables	1,301,832,855.36
Special Funding Account Earnings	0.00
Finance Charge Collections	14,922,500.87
Interest/Fee Reversals (Wachovia accounts only)	0.00
Interchange Collections	3,181,594.48
Collection Account Investment Proceeds	0.00
Recoveries treated as Finance Charge Collections	0.00
Total Finance Charge Receivables Collections	18,104,095.35
Principal Receivables Collections	110,466,482.73
Recoveries treated as Principal Collections	1,400,367.37
Total Principal Receivables Collections	111,866,850.10
Monthly Payment Rate (Principal plus Interest divided by Beg. Total Receivables)	9.63%
Defaulted Amount (Net of Recoveries)	9,114,956.32
Annualized Default Rate	8.63%
Trust Gross Yield	17.15%
Aggregate Account Addition or Removal (Y/N)?	N
Date of Addition/Removal	N/A
Principal Receivables at the end of the day of Addition/Removal	N/A
SFA Balance at the end of the day of Addition/Removal	N/A
Principal Receivables + SFA Balance at the end of the day of Addition/Removal	N/A
Ending Principal Receivables Balance	1,244,204,315.30
Ending Special Funding Account (SFA) Balance	0.00
Ending Principal Receivables + SFA Balance	1,244,204,315.30
Ending Finance Charge Receivables	33,753,962.60
Ending Total Receivables	1,277,958,277.90
Required Minimum Principal Balance (as of month end)	124,916,666.63

PARTNERS FIRST CREDIT CARD MASTER TRUST

MONTHLY TRUST ACTIVITY

B.	Series Allocations
			Total	1998-3
	Group			1
	Class A Initial Invested Amount		528,000,000.00	528,000,000.00
	Class B Initial Invested Amount		113,000,000.00	113,000,000.00
	Collateral Initial Invested Amount		67,000,000.00	67,000,000.00
	Class D Initial Invested Amount		42,000,000.00	42,000,000.00
	Total Initial Invested Amount		750,000,000.00	750,000,000.00
	Required Transferor Amount (per definition)		47,495,000.00	47,495,000.00
	Initial Invested Amount + Req Transf Amount		797,495,000.00	797,495,000.00
	Series Allocation Percentage		100.00%	100.00%
	Series Allocable Finance Charge Collections		18,104,095.35	18,104,095.35
	Series Allocable Principal Collections		111,866,850.10	111,866,850.10
	Series Allocable Defaulted Amounts		9,114,956.32	9,114,956.32
	Series Allocable Servicing Fee		89,027.78	89,027.78
	In Revolving Period?			N
	Available for Principal Sharing Series		13,635,408.32	13,635,408.32
	Principal Shortfall		0.00	0.00
	Allocation of Shared Principal Collections		0.00	0.00
	Available for Excess Allocation Series		500,616.78	500,616.78
	Finance Charge Shortfall		0.00	0.00
	Allocation of Excess Finance Charge Collections		0.00	0.00

B.	Series Allocations Amounts Due			1998-3
	Transferor’s Percentage			90.86%
	Principal Allocation Percentage			59.19%
	Principal Collections			66,219,201.19
	Floating Allocation Percentage			9.14%
	Class A Certificate Rate			1.44000%
	Class B Certificate Rate			1.67000%
	CIA Certificate Rate			2.28500%
	CIA Secured Loan Spread Rate			2.03500%
	Class D Certificate Rate			0.00000%
	Class A Interest			675,840.00
	Class B Interest			167,742.22
	Collateral Monthly Interest			0.00
	Class D Interest			0.00
	Investor Monthly Interest			843,582.22
	Investor Default Amount (Net of Recoveries)			832,873.76
	Interchange Collections			290,716.32
	0.75% of Interchange			33,385.42
	Servicer Interchange			33,385.42
	Monthly Servicing Fee (Before Adjustments)			89,027.78
	Interchange Adjustment			0.00
	SFA Adjustment			0.00
	Previous Period Adjustment			0.00
	Total Monthly Servicing Fee (After all adjustments)			89,027.78

C.	Calculation of Redirected Investor Finance Charge Collections (“Socialism”)
			Group I	1998-3
	Beginning Invested Amount (Month)		678,500,000.00	678,500,000.00
	Finance Charge Collections		1,654,251.03	1,654,251.03
	Reserve Account Interest		3,127.00	3,127.00
	PFA Proceeds		608,722.51	608,722.51
	Total Finance Charge Collections		2,266,100.54	2,266,100.54
	Investor Monthly Interest		843,582.22	843,582.22
	Investor Default Amount		832,873.76	832,873.76
	Monthly Servicing Fee		89,027.78	89,027.78
	Additional Amounts		0.00	0.00
	Total Amount Due		1,765,483.76	1,765,483.76
	Group Excess?		Y
	Amount per 4.10(A) Amount per 4.10(B) Amount per 4.10(C) Amount per 4.10(D) }	used in a shortfall scenario only		843,582.22 832,873.76 89,027.78 0.00

	Redirected Finance Charge Collections		2,266,100.54	2,266,100.54
	Amount of funds redistributed per 4.10			0.00
	Redirected Finance Charge Collections—PFA Proceeds (Class A available funds)			1,657,378.03

PARTNERS FIRST CREDIT CARD MASTER TRUST

MONTHLY TRUST ACTIVITY

D.	Trust Performance
	30-59 Days Delinquent	21,371,305.07	1.72%
	60-89 Days Delinquent	13,850,842.73	1.11%
	90+ Days Delinquent	30,421,579.86	2.45%
	Total 30+ Days Delinquent	65,643,727.66	5.28%

BANK ONE, DELAWARE, NATIONAL ASSOCIATION (FORMERLY FIRST USA BANK, N.A.) AS SERVICER

By:	/s/ MICHAEL J. GRUBB
Name: Michael J. Grubb
Title: First Vice President